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                                                                   EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT AUDITORS




         We consent to the reference to our Firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of TRW Inc. for the registration of $224,530,000 of Medium Term Notes, Series C, and to the incorporation by reference therein of our report dated January 23, 1995, with respect to the consolidated financial statements of TRW Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP



Cleveland, Ohio
August 9, 1995